UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 20, 2023

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(Address of principal executive offices)

(732) 380-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Correction of Scrivener’s Errors in Form 10-Q

Reliance Global Group, Inc.’s (the “Company”) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Form 10-Q”), which was filed with the SEC on November 13, 2023 contained a scrivener’s error in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the sections titled (i) “Marketing and advertising,” wherein marketing and advertising expense for the nine months ended September 30, 2022 was erroneously stated as “$148 million” when in fact it was “$148,000” and (ii) “Other income and expense,” wherein other income for the nine months ended September 30, 2022 was erroneously stated as “$32.4 million” when in fact it was “$31.8 million.” The following reflects the corrected disclosures.

Marketing and advertising

The Company reported approximately $364,000 of marketing and advertising expense for the nine months ended September 30, 2023, compared to approximately $148,000 for the nine months ended September 30, 2022. The increase of approximately $216,000 or 146% is a result of the Company increasing its branding and outreach efforts to drive the higher organic revenue growth.

Other income and expense

The Company reported approximately $3.1 million of other income for the nine months ended September 30, 2023, compared to approximately $31.8 million of other income for the nine months ended September 30, 2022. The decrease of approximately $28.7 million, or 90%, is attributable primarily to the change in the fair value of warrant liabilities, offset by interest expense.

Other than as described above, this Form 8-K does not update any other information included in the Form 10-Q. This Form 8-K does not reflect events occurring after the date of filing the Form 10-Q or modify or update disclosures in the Form 10-Q affected by subsequent events. This Form 8-K should be read in conjunction with the Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliance Global Group, Inc.

Dated: November 20, 2023	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer